Exhibit 10.1


                          EMPLOYMENT AGREEMENT BETWEEN
                                 SMARTPROS LTD.
                                       AND
                                 ALLEN S. GREENE

This employment agreement dated as of February 1, 2007 is by and between SmartPros Ltd., a Delaware corporation (the "Company"), and Allen S. Greene, an individual residing at 100 Minnisink Road, Short Hills, New Jersey 07078 (the "Executive").

1. EMPLOYMENT. The Company shall employ the Executive, and the Executive agrees to serve the Company, on the terms and conditions set forth herein. The Executive shall serve as Chairman and Chief Executive Officer of the Company and shall be based at the Company's headquarters in Hawthorne, New York, but Executive may work up to 2 days per week from his home. The Executive hereby accepts such employment hereunder, except for absences occasioned by illness and reasonable vacation periods, and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company shall from time to time reasonably assign to him. The Executive shall report to and be supervised by the Board of Directors of the Company (the "Board"). The Executive shall use his best efforts, including the highest standards of professional competence and integrity, and shall devote his full business time and effort to the performance of his duties hereunder. The Executive shall not engage in any other business activity except that the Executive may engage from time to time in such personal investment activities as do not interfere with his day to day responsibilities to the Company. The Executive shall be allowed to serve as an independent member of the boards of directors of other companies with the prior approval of the Board.

2.    COMPENSATION AND BENEFITS.

      2.1 SALARY. During the Term (as defined below) of this Agreement, the Executive shall be paid a salary at the rate of $275,000 per annum ("the Base Salary"), payable as customarily paid by the Company. During the Term of this Agreement, Executive's Base Salary shall be reviewed at least annually by the Board. The first such review will be made no later than October 1, 2007 and thereafter the Base Salary shall be reviewed on or before October 1 of each succeeding year. The Board, in its sole discretion, may increase, but not decrease the Base Salary.

      2.2 BONUS. In addition to his Base Salary, the Executive may be entitled to bonuses at times and amounts determined in the discretion of the Board.

      2.3 BENEFITS. The Executive shall be entitled to participate in all employee benefit programs or plans maintained by the Company from time to time on the same


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            basis  as  other  similarly  situated  executive  employees  of  the
            Company. If the Executive elects not to participate in the Company's health, dental or life insurance plans the Company will pay or reimburse (based on the cost to the Company for a family plan) the Executive for the direct premium cost of Executive's participation in the Bank of America Corp. health and life insurance plan. (Any increase in the Company's cost for their plan will increase the amount of reimbursement.) The Company will pay or reimburse the lease cost of the automobile currently leased by the Executive and upon expiration or termination of the lease will continue to provide the Executive with a similar suitable automobile for his business
            and/or   personal  use.  The  Company  will  pay  or  reimburse  all maintenance, insurance, tolls, fuel, and other operating expenses of the automobile currently leased by Executive or any replacement provided by the Company hereunder including any excess mileage charges. The Executive will be entitled to 4 weeks paid vacation per year.

      2.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive in accordance with its general reimbursement policies for all ordinary and necessary expenses incurred by the Executive on behalf of the Company upon the presentation of appropriate supporting documentation.

3.       TERM; TERMINATION; RIGHTS UPON TERMINATION.

      3.1 TERM. The period of Executive's employment under this Agreement shall begin as of February 1, 2007 and shall continue for thirty-six (36) full calendar months thereafter. Commencing as of February 1, 2008, and continuing on February 1 of each year thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be thirty-six full calendar months, unless written notice of non-renewal is provided to the Executive or to the Company, at least thirty (30) days prior to any such Anniversary Date, in which event this Agreement shall terminate at the end of twenty-four (24) months following such Anniversary Date. Prior to each notice period for non-renewal, the independent members of the Board of Directors of the Company ("Board") or the compensation committee of the Board will conduct a performance evaluation and review of Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. Any notice given pursuant to this Section shall be provided in accordance with the terms of Section 8.1.

      3.2 TERMINATION. The Company may at any time, terminate the employment of the Executive under this Agreement for Cause (as defined below), or without Cause, immediately and without any requirement of notice. The rights and obligations of the parties upon any termination of the Executive's employment shall be as set forth in Section 3.3. For purposes of this Agreement the term "Cause" shall mean (i) any act of dishonesty or gross and willful misconduct with respect to the Company, including without limitation, fraud or theft, on the

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            part of the Executive, (ii) conviction of the Executive of a felony, or (iii) the Executive's failure to perform his assigned duties hereunder after written notice and a 30 day opportunity to cure.

      3.3   RIGHTS UPON TERMINATION.  In the event that:

            (a)           The  employment of the Executive is terminated  (i) by
                   the Company without Cause or (ii) by the Executive, pursuant to written notice to the Company, upon any change by the Company in Executives function, duties or responsibilities, which change would cause Executive's position with the Company to become one of lesser responsibility, importance or scope from the position described in Section 1, then, for the remainder of the then current term of employment hereunder, (subject to Section 3.3(e)), (x) the Company shall pay to the Executive, at the time otherwise due under Section 2, all Base Salary at the rate in effect at the time of termination,
                   (y) a bonus equal to the average of the last two years annual bonuses received by the Executive multiplied by the amount of whole and partial years remaining on the contract, and (z) the Company shall provide to Executive all benefits described in section 2.3. The obligations of the Company pursuant to this Section 3.3(a) shall be in lieu of any other rights of the Executive hereunder to compensation or benefits in respect of any period before or after the date of such termination except for payments due under paragraph 3.3(e). Notwithstanding anything contained in this section 3.3(a) to the contrary, the Company shall have thirty (30) days from the date it receives written notice from the Executive that he intends to exercise his right to terminate his employment as a result of the conditions described in clause (ii) of the first sentence of this section 3.3(a), to "cure" such conditions. Upon such "cure", the Executive's right to the payments described in this section 3.3(a) shall immediately lapse.

            (b)           The  Executive's  employment  terminates  by reason of
                   death or disability, then the Company shall pay and provide to the Executive or Executive's estate or other successor in interest at the time otherwise due under Section 2 all Base Salary and benefits due to the Executive under Section 2 through the end of the sixth month after the month in which the termination occurs, but reduced in the case of disability by any payments received under any disability plan, program or policy paid for by the Company. The Company is entitled to reduce payments to Executive once Executive files for Long Term Disability payments under a Company paid plan even if the payments are not yet received by Executive. In the event the payments are not received by the Executive under the Long Term Disability plan within 90 days of such filing or are reduced by the insurance company, the Company shall immediately pay to Executive the amount of the payments not received or the amount by which the

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

                  payments are reduced. The obligations of the Company pursuant to this Section 3.3(b) shall be in lieu of any other rights of the Executive hereunder to compensation or benefits in respect of any period before or after the date of such termination and in lieu of any severance payment, and no other compensation of any kind or any other amounts shall be due to the Executive by the Company under this Agreement. For purposes of this Agreement, the term "disability" shall mean the Executive's failure to perform the services contemplated by this Agreement as a result of his physical or mental illness or incapacity for a period of 6 consecutive months, or a total of 240 days, in any 365 day period.

            (c)           The  employment  of the Executive is terminated by the
                   Company for Cause, or by the Executive other than under circumstances described in Section 3.3(a) or (b) above, the Executive shall not be entitled to compensation or benefits granted hereunder beyond the date of the termination of the Executive's employment.

            (d)           If a Change in  Control  as defined in Section 7 shall
                   occur, a termination without Cause shall be deemed to have occurred and Executive shall be entitled to receive the payments and benefits described in Section 3.3(a), provided that for purposes of determining the time period during which the payments and benefits under Section 3.3(a) are to be paid/provided following a Change in Control, the remainder of the then current employment term shall be deemed to be not less than two years. Provided, further, that notwithstanding this Section 3.3(d), in no event shall the aggregate payments or benefits to be made or afforded to the Executive under this paragraph 3.3(d) (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. In order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 3.3(d) shall be determined by the Executive.

            (e)           Executive's  contract  is not  renewed  pursuant  to a
                   notice of non-renewal provided in accordance with Section 3.1(a), and the Executive's employment is subsequently terminated by the Company with less than 6 months remaining under the term of this Agreement, the remainder of the then current term of employment for purposes of Section 3.3(a) shall be the greater of the remaining term of the Agreement or 6 months.

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4.       PROPRIETARY INFORMATION.

      4.1 The Executive agrees that all information and know how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company and its subsidiaries (collectively, for purposes of this Section 4, the "Company") and not within Executive's possession or knowledge prior to his employment with the Company (collectively, "Proprietary Information"), is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, projects, developments, plans, research data, financial data, personnel data. The Executive will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault of the Executive.

      4.2 The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

      4.3 The Executive agrees that his obligation not to disclose or use Proprietary Information and records of the type set forth herein also extends to such types of Proprietary Information, records and tangible property of other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's' business.

5. OTHER AGREEMENTS. The Executive hereby represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

6.    NON-COMPETITION, NON-SOLICITATION.

      6.1 NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS. The Executive agrees that during the term of the Executive's employment with the Company and for a period of one year thereafter, the Executive shall not directly or indirectly (i) recruit, solicit or otherwise induce or attempt to induce any employees of the Company or any of its subsidiaries to leave their employment or (ii) call upon, solicit, divert or take away, or attempt to divert or take away, the business or


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            patronage  of  any,  customer  licensee,  vendor,   collaborator  or
            corporate partner of the Company or any of its subsidiaries that had a business relationship with the Company or any of its subsidiaries at the time of termination of Executive's employment with the Company and that did not have a business or personal relationship or was known to Executive prior to his employment with the Company.

      6.2 NON-COMPETITION. The Executive agrees that during the term of the Executive's employment with the Company, the Executive shall not directly or indirectly, engage in competition with the Company or any subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly engaged in competition with the Company or any of its subsidiaries: provided the Company or one of its subsidiaries are actively engaged in such business at the time the Executive's employment by the Company is terminated: and provided that the foregoing shall not prevent the Executive from holding shares as a passive investor in a publicly held company which do not constitute more than 5% of the outstanding shares of such company. In the event the Executive (i) voluntarily terminates his employment, (including at any time on or after the End Date) other than in connection with a Change in Control or (ii) is terminated by the Company for Cause, the Executive agrees to not compete in the E-Learning marketplace for one year from the date of such termination.

7. CHANGE IN CONTROL PROTECTION. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any similar item, schedule or form, whether or not the Company is then subject to such reporting requirement.

8.    MISCELLANEOUS.

      8.1 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed if to the Executive, at the address shown above and if to the Company at its principal place of business at 12 Skyline Drive, Hawthorne, New York, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.1.

      8.2 PRONOUNS. Wherever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.


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      8.3 ENTIRE  AGREEMENTS.  This Agreement  constitutes the entire  agreement
      between   the   parties   and   supercedes   all  prior   agreements   and
      understandings, whether written or oral, relating to the subject matter of this Agreement.

      8.4 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

      8.5  GOVERNING LAW.    This Agreement shall be construed,  interpreted and
      enforced in accordance with the laws of the State of New York.

      8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

      8.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in this instance and shall not be construed as a bar or waiver of any right on any other occasion.

      8.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      8.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      8.10 SPECIFIC ENFORCEMENT. The parties acknowledge that the Executive's breach of the provisions of Section 4 and 6 of this Agreement will cause irreparable harm to the Company. It is agreed and acknowledged that the remedy of damages will not be adequate for the enforcement of such provisions and that such provisions may be enforced by equitable relief, including injunctive relief, which relief shall be cumulative and in addition to any other relief to which the Company may be entitled.

9. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in New York, New York before one or three arbitrators each of which shall be knowledgeable in employment law. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the


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responsibility  for all fees of the arbitrators,  abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator(s) to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such an arbitrator(s) may be enforced in any court having jurisdiction thereof. If the arbitration decision holds that the Company is at fault the Executive shall be entitled to reimbursement of fees and expenses from the Company in an amount not to exceed $50,000. If the arbitration decision holds that the Company is not at fault, the Company shall be entitled to reimbursement of fees and expenses from the Executive in an amount not to exceed $25,000.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above


                                            SmartPros Ltd.

                                            By: /s/ Jack Fingerhut
                                               --------------------------------
                                            Name: Jack Fingerhut
                                            Title: President



                                                   /s/ Allen S. Greene
                                               --------------------------------
                                                       ALLEN S. GREENE





















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